EXTENSION AGREEMENT

(Promissory Notes dated April 1, 2017)

THIS AGREEMENT is made effective as of June 30, 2017, by and between, Sandor Capital Master Fund., a company with a principal place of business at 2828 Routh St., Suite 500, Dallas, TX 75201 (“Sandor”) and Northsight Capital, Inc., with an address of 7580 East Gray Rd., Suite 103, Scottsdale, AZ 85264 (the “Borrower”).

RECITALS

WHEREAS, Sandor is the holder of certain promissory notes of Borrower (“Notes”) dated as of April 1, 2017 (See Schedule A for Note details);

WHEREAS, Borrower and Sandor have agreed to extend the Maturity date of the Notes until October 1, 2017; and

AGREEMENT

Now, therefore, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.Extension of Maturity date of Notes.  The maturity date of the Notes is hereby extended until October 1, 2017 (“Maturity Date”). The Notes, except as modified hereby, remains in full force and effect.

The Parties hereto have executed this Agreement as an instrument under seal as of the date written above.

Sandor Capital Master Fund

/s/ John Lemak

John Lemak, duly authorized

Borrower:

Northsight Capital, Inc.

/s/ John Venners

By: John Venners, EVP Operations